Exhibit 10.1

BioLife Solutions, Inc.

3303 Monte Villa Parkway, Suite 310

Bothell, Washington 98021

June 30, 2017

WAVI Holding AG

Paradiesstrasse 25

CH-8645

Jona, Switzerland

Attn: Walter Villiger

Mr. Villiger:

Reference is made to that certain amended and restated promissory note issued by BioLife Solutions, Inc. (the “Company”) to WAVI Holding AG (the “Holder”) in the amount of $4,250,000 including principal and accrued interest (the “Promissory Note”). To ensure that the Company continues to meet the continued listing requirements of The Nasdaq Capital Market, the Company and the Holder hereby agree to exchange the Promissory Note for 4,250 shares (the “Exchange Shares”) of the Company’s newly designated Series A Preferred Stock (the “Exchange”). The Exchange shall be deemed to be complete upon the execution of this letter agreement and the Promissory Note will be deemed to be immediately canceled. The Company covenants and agrees to issue to the Holder the Exchange Shares within five (5) business days of the date hereof and the Holder covenants and agrees that it will take such actions as are necessary to transfer Promissory Note back to the Company within five (5) business days of the date hereof.

By executing this letter agreement, the Holder represents and warrants to the Company that:

(a)	The Holder is the beneficial owner and sole legal owner of, and has good and valid title to the Promissory Note, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (“Claims”). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Promissory Note or its rights in the Promissory Note, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Promissory Note;

(b)	Holder understands that an investment in the Company is speculative and risky. Holder has substantial knowledge and experience in business and investment matters as to be capable of evaluating the risks and merits of Holder’s investment in the Company. Holder has reviewed the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock and carefully considered the Exchange and the rights afforded to the Holder as a holder of Exchange Shares and, to the extent Holder believes appropriate, has discussed with Holder’s own professional legal, tax and financial the Exchange and Exchange Shares. Holder has also carefully considered and, to the extent Holder believes appropriate, has discussed with Holder’s own professional legal, tax and financial advisors the suitability of an investment in the Company for Holder’s particular tax and financial situation. In entering into this Letter Agreement, Holder has not relied on any legal, tax or financial advice of the Company or its advisors;

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(c)	Holder has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on their behalf concerning the Company and its proposed business plan and to obtain any additional information regarding the Company and the exchange undertaken hereby. In connection therewith, Holder has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. Holder has received and reviewed all the information concerning the Company and transaction undertaken hereby that Holder desires;

(d)	The Holder is not now, and following execution of this letter agreement will not be, liable for any brokerage, finder’s or solicitation fees or commissions with respect to the transactions contemplated by this letter agreement;

(e)	The Holder is not an underwriter with respect to the Exchange Shares, nor will the Exchange Shares be part of any proposed transaction deemed to be a distribution of securities of the Company; and

(f)	The Holder will only sell or transfer the Exchange Shares as permitted under the Securities Act of 1933, as amended.

If you have any questions regarding this letter agreement, please contact Roderick de Greef, the Chief Financial Officer of the Company at rdegreef@biolifesolutions.com or Sarah E. Williams of Ellenoff Grossman & Schole LLP, at (212) 370-1300 or swilliams@egsllp.com.

Sincerely,

BIOLIFE SOLUTIONS, INC.

By:	/s/ Michael Rice
Name: Michael Rice
Title: Chief Executive Officer

Acknowledged and accepted:

WAVI HOLDING AG

By:	/s/ Walter Villiger
Name: Walter Villiger
Title: Chairman

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